Exhibit 99.1

SLS International Hires Seasoned Executives to Support Next Phase of Growth

Steven M. Lamar Appointed President; Michael L. Maples Named Chief Operating Officer and Chief Financial Officer

SPRINGFIELD, Mo., June 17 /PRNewswire-FirstCall/ -- SLS International (OTC Bulletin Board: SITI - News) announced today that it has appointed Steven M. Lamar as President and Michael Maples as Chief Operating Officer and Chief Financial Officer. Mr. Lamar was formerly a Managing Partner at BayStar Capital Management, LLC, the Company's largest investor. Mr. Maples has served as an SLS Director since 2001. He has also acted as a consultant, overseeing all of the Company's accounting and Sarbanes-Oxley related functions for the past two years. The two executives, along with John Gott, the Company's Chairman and CEO, entered into three-year employment agreements.

"I am delighted to welcome two such experienced and accomplished executives to our management team," said Mr. Gott. "Each not only brings a wealth of experience, but also are very familiar with SLS, having the opportunity to observe the Company's progress as an investor and Director. I expect that each of them will play a key role in the coming years in supporting many of the initiatives we are pursuing to continue our rapid growth."

Mr. Lamar has spent over 15 years in the financial services industry. Previously, he was a co-founder and Managing Partner of BayStar Capital Management, LLC, a San Francisco based hedge fund specializing in private investments in public equities, "PIPEs". From 1998 -- 2004 BayStar Capital invested $774 million in 221 companies generating a 35.33% annualized return for its investors. Prior to BayStar, Mr. Lamar was the Head of Institutional Sales at Shoreline Pacific, where he represented companies, lenders, and investors in 22 PIPE transactions totaling $300 million. Mr. Lamar received his Bachelor of Science degree in Business Administration from San Diego State University in 1992.

Mr. Maples was Chief Financial Officer, Chief Administrative Officer, Vice President, Treasurer and Corporate Secretary of TranSystems Corporation, an engineering, planning, and consulting firm for the transportation industry. From 1994 to 1996, he was Senior Financial Consultant for Glass & Associates, a consultant to businesses in critical stages of development. From 1991 to 1994, Mr. Maples was Senior Vice President and Controller for Franklin Savings Association, a publicly held group of financial companies. From 1987 to 1991, he was Vice President of Finance & Information Systems for McNally Wellman Company. He was also Controller and Staff CPA for Gage & Tucker, a multi-office law firm specializing in corporate representation. He was also a Certified Public Accountant, first at Touche Ross & Co., then with a regional firm, and finally as a sole practitioner.

About SLS:

Based in Springfield, Mo., SLS International, Inc. is a 30-year-old manufacturer and developer of new patent-pending ultra-high fidelity Ribbon Driver loudspeakers, Patented Evenstar Digital Amplifiers and sound systems for the commercial, home entertainment, professional and music markets. SLS has perfected the ribbon-driver technology enabling their loudspeakers to achieve exceptional inner detail and accuracy with 20 to 30 percent less the distortion of typical compression driver and dome tweeters. SLS speakers and systems are used in high profile venues such as NBC/MSNBC's 2002 and 2004 Olympics studios -- NBC is a wholly owned subsidiary of General Electric; MSNBC is jointly owned by GE and Microsoft Corporation -- the Recording Academy's Grammy Producers SoundTable events, and for the NAMM winter show, providing sound in the AVID Technology booth. For more information, visit http://www.slsloudspeakers.com .

Matters discussed in this press release contain forward-looking Statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company with the Securities and Exchange Commission.